UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 18, 2007
(Date of earliest event reported)

VoIP, Inc.
(Exact name of Company as specified in its charter)

Texas	000-28985	75-2785941
(State or Other Jurisdiction)	(Commission File Number)	(I.R.S. Employer Identification)
of Incorporation)

 151 So. Wymore Rd., Suite 3000, Altamonte Springs, Florida 32714

  (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (407) 389-3232

N/A

 (Former name or former address, if changed since last report)

o	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 26, 2007 the Company completed a series of financial transactions, as follows:

On January 18, 2007, VoIP, Inc. (the “Company”) issued three (3) promissory notes in the aggregate principal amount of $300,000. On January 26, 2007, the Company issued one (1) promissory note in the principal amount of $250,000 (collectively all four notes referred to as the “Notes”). On February 2, 2007, or on demand, the principal amount of the Notes, plus interest on the unpaid principal balance of the Notes, is due. The interest rate on the Notes is twelve percent (12%) per annum, and, in the event of a default, interest for any past due amounts shall be eighteen percent (18%) per annum. Additionally, pursuant to the terms of the Notes, the note holder(s) may, at any time, present the Notes or any sum payable under the Notes to the Company in satisfaction of any sum due or payable by the note holder(s) to the Company for any reason whatsoever including but not limited to the payment for securities subscriptions. The holder(s) will receive a credit of one hundred ten percent (110%) of the amount payable under the Notes against the purchase price for such security subscriptions.

On January 26, 2007, the Company issued a promissory note (the “second Note”) in the aggregate principal amount of $250,000. On February 2, 2007, or on demand, the principal amount of the second Note, plus interest on the unpaid principal balance of the second Note, is due. The interest rate on the second Note is twelve percent (12%) per annum, and, in the event of a default, interest for any past due amounts shall be eighteen percent (18%) per annum. Additionally, the Company agreed to issue the second Note holder five (5) year warrants to purchase available shares of the Company's common stock exercisable at $0.475 per share, with the warrants containing a cashless exercise provision. The number of warrants that the second Note holder will receive will be determined based upon the amount due under the second Note as of the repayment date of the second Note. Additionally, pursuant to the terms of the second Note, the note holder may, at any time, present the second note or any sum payable under the second Note to the Company in satisfaction of any sum due or payable by the note holder to the Company for any reason whatsoever, including but not limited to the payment for securities subscriptions. The holder will receive a credit of one hundred and ten percent (110%) of the amount payable under the second Note against the purchase price for such security subscriptions.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure set forth under Item 2.03, which is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Promissory Note issued to Alpha Capital Anstalt in the principal amount of $100,000.

10.2	Promissory Note issued to Centurion Microcap L.P. in the principal amount of $100,000.

10.3	Promissory Note issued to Ellis International Ltd. in the principal amount of $100,000.

10.4	Form of Promissory Notes issued to Bristol Investment Fund, Ltd., in the principal amount of $250,000 each.

10.5	Form of Bridge Financing Letter Agreement with Bristol Investment Fund, Ltd.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VoIP, INC.
Date: February 1, 2007
	By:	/s/ Robert Staats
Robert Staats
Chief Accounting Officer